                                                                    EXHIBIT 99.1

                                     LUMINEX

             LUMINEX CORPORATION REPORTS FIRST QUARTER 2005 RESULTS


Austin, TX - April 27, 2005 / PRNewswire-FirstCall / -- Luminex Corporation (Nasdaq: LMNX) today announced its financial results for the first quarter ended March 31, 2005.

Revenue for the first quarter of 2005 was $9.3 million, level with $9.3 million in the first quarter of 2004. Net loss for the first quarter of 2005 was $0.3 million or ($0.01) per share, compared with a net loss of $0.1 million or ($0.00) per share in the first quarter of 2004. Gross margins were 52% in the first quarter of 2005, up from 43% in the first quarter of 2004.

Revenue for the first quarter of 2005 consisted of $3.6 million from the sale of 152 Luminex systems, $3.5 million from the sale of consumables, $1.2 million of royalties, and $1.0 million of other revenue. Other revenue includes training revenue, shipping revenue, extended service contract sales, miscellaneous part sales, amortized license fees, and other special project revenue.

At March 31, 2005, the Company had $36.2 million in cash, cash equivalents, short-term and long-term investments as compared with $36.1 million at December 31, 2004. The Company maintains its investments in highly liquid securities. Working capital totaled $37.6 million at March 31, 2005.

"We are pleased to report a solid first quarter of 2005. We were particularly encouraged to see continued growth in revenue from royalties, indicating persistent and improved penetration in our focus market segments. With respect to our abnormally high gross margin this quarter, we feel it is prudent to note that this quarter's figure was significantly impacted by consumable bulk purchases and the resulting mix concentration of consumables and royalties, our highest margin items. That said, we are extremely pleased with the direction and momentum of our business and look forward to the remainder of 2005," said Patrick Balthrop, Luminex's President and Chief Executive Officer.

Luminex will host a conference call to discuss the results for the first quarter of 2005 and other matters at 5:00 p.m. Eastern Daylight Time on Wednesday, April 27, 2005. The call will be available via live webcast at http://www.luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link. A replay will be available on the Company's website.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.


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Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:          Harriss T. Currie
                  Vice President, Finance
                  Chief Financial Officer
                  512.219.8020
                  hcurrie@luminexcorp.com


                              -see attached tables-

                               LUMINEX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             MARCH 31,     DECEMBER 31,
                                                               2005           2004
                                                             ---------      ---------
                                                            (unaudited)
                                     ASSETS
Current assets:
    Cash and cash equivalents ..........................     $  14,343      $  19,238
    Short-term investments .............................        14,900         12,891
    Accounts receivable, net ...........................         5,118          5,864
    Inventory, net .....................................         7,754          7,650
    Other ..............................................           661            841
                                                             ---------      ---------

    Total current assets ...............................        42,776         46,484

Property and equipment, net ............................         1,674          1,383
Long-term investments ..................................         6,990          3,991
Other assets ...........................................         1,275          1,317
                                                             ---------      ---------

Total assets ...........................................     $  52,715      $  53,175
                                                             =========      =========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities ...........     $   3,628      $   4,344
    Deferred revenue ...................................         1,598          1,317
                                                             ---------      ---------

    Total current liabilities ..........................         5,226          5,661
Deferred revenue .......................................         2,918          2,968
                                                             ---------      ---------

Total liabilities ......................................         8,144          8,629
                                                             ---------      ---------

Stockholders' equity:
    Common stock .......................................            31             31
    Additional paid in capital .........................       132,288        131,833
    Deferred compensation ..............................        (3,503)        (3,335)
    Accumulated other comprehensive loss ...............           (52)           (88)
    Accumulated deficit ................................       (84,193)       (83,895)
                                                             ---------      ---------

Total stockholders' equity .............................        44,571         44,546
                                                             ---------      ---------

Total liabilities and stockholders' equity .............     $  52,715      $  53,175
                                                             =========      =========

                               LUMINEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      THREE MONTHS ENDED
                                                          MARCH 31,
                                                    ---------------------
                                                     2005          2004
                                                    -------      --------
                                                         (unaudited)
Revenue ......................................      $ 9,320      $  9,295

Cost of revenue ..............................        4,478         5,286
                                                    -------      --------

     Gross profit ............................        4,842         4,009

Operating expenses:
     Research and development ................        1,017           958
     Selling, general and administrative .....        4,339         3,297
                                                    -------      --------
     Total operating expenses ................        5,356         4,255
                                                    -------      --------
Loss from operations .........................         (514)         (246)

     Other income, net .......................          216           109
     Income taxes ............................         --              (6)
                                                    -------      --------
Net loss .....................................      $  (298)     $   (143)
                                                    =======      ========
Net loss per share, basic and diluted ........      $ (0.01)     $  (0.00)
                                                    =======      ========
Shares used in computing net loss per
     share, basic and diluted ................       30,875        30,442
                                                    =======      ========